UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 8, 2015
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 University Avenue, Suite 600, East Palo Alto, CA		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 8, 2015, Finjan Holdings, Inc. (the “Company”) received a cash distribution of $825,963 as a portion of a gross entitlement of approximately $1.5 million from its investment in JVP VII Cyber Strategic Partners, L.P. (the “JVP Fund”), an Israel-based venture capital fund. This distribution represents a portion of the gross proceeds allocated to the Company’s investment, with the remaining amounts to be retained by the JVP Fund to fund future investment activities and pursuant to an 18-month escrow account.

Cautionary Statement Regarding Forward-Looking Information

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect our current view of future events and financial performance. Words such as “expect” and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding the potential success of pending litigation. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, the failure of our investments to achieve desired returns. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. While we believe that our assumptions are reasonable, we caution that it is impossible to predict the degree to which any such factors could cause actual results to differ materially from predicted results. Please refer to the Company’s most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. We intend the forward-looking statements in this Report to speak only as of the date of this Report and do not undertake to update these forward-looking statements as more information becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: June 11, 2015	By:	/s/ Michael Noonan
Michael Noonan
Chief Financial Officer and Treasurer